Exhibit 99.1

Pineapple Express Announces New Management Team

in Preparation of Canna-Business Launch in California

Company restructures senior leadership as it focuses on the future

LOS ANGELES, Feb. 05, 2019 (GLOBE NEWSWIRE) — PINEAPPLE EXPRESS, INC. (OTC Grey: PNPL) (the “Company”), a publicly traded company that offers consulting, technology, investments, turn-key property rentals and branding concepts to businesses in the legal cannabis industry, today announced a comprehensive restructuring of its existing management team. The new management team features a rare blend of ivy-league talent with significant canna-business experience. As part of the restructuring, Shawn Credle steps in as CEO, replacing Matthew Feinstein, who will transition to the role of VP of Sales for the Company’s newly formed Hemp CBD Division. In addition, Joshua Eisenberg has been appointed Chief Operations Officer for the Company.

Shawn Credle, the Company’s newly appointed CEO, is a U.S. Marine Corps Veteran, an entrepreneur, and an educator as a college professor teaching Leadership/Entrepreneurship. Shawn graduated first in his class in military school and after four years of honorable service, Shawn obtained 5 college degrees including 3 master’s degrees.

Shawn Credle, CEO for Pineapple Express, Inc. stated, “It is an absolute honor and privilege to put my wealth of education and leadership experience to work in harmony in this well positioned and primed organization. We plan on leveraging our Pineapple Express and THC brands as well as announcing some very exciting developments as they unfold for us in the upcoming months. We strive to be the industry standard as well as a company that customers can rely upon and investors can trust.”

With Shawn’s leadership, his attention to detail, and extensive education, management is confident he will effectively disseminate the culture and purpose for Pineapple Express’s business model as well as sharpen the vision of the business to all employees, clients, and the public.

Josh Eisenberg, the Company’s newly appointed COO, is a Wharton business alumnus. Josh passed over consulting, finance and marketing positions to pursue an entrepreneurial opportunity in the Cannabis industry shortly after graduating. Having grown up in southern California, he came back after college and founded a successful Cannabis delivery business. After Prop 64 passed in California, Josh gained valuable lobbying and public relations experience on behalf of the Cannabis industry in the local northern LA cities he served.

With Josh designing the operational and marketing strategies and planning the expansion, Pineapple Express’s envisioned vertical integration may allow the Company to scale bigger, better and faster than the competition. “We aim to take the burgeoning cannabis industry by storm, reminiscent of a Pineapple Express tropical system that gave birth to the iconic name long ago,” said Joshua Eisenberg, COO for Pineapple Express, Inc. “Those who want the most experienced operators and the best quality product need not look any further.”

About Pineapple Express, Inc.

Pineapple Express, Inc. is based in Los Angeles, California. Through our operating subsidiary Pineapple Express Consulting, Inc., we provide capital to our canna-business clientele, lease real properties to those canna-businesses, and provide consulting and technology to develop, enhance, or expand existing and newly formed infrastructures. We intend to create a nationally branded chain of cannabis retail stores under the “Pineapple Express” name, which we intend to be supported by Company-owned cultivation and processing facilities, and will feature products from Company-owned manufacturers. We currently engage in product licensing, leasing to and investing in existing and new canna-businesses, selling industry specific technology, and providing ancillary support services. We believe that our competitive advantages include our wealth of experience, business model, exclusive proprietary technology and intellectual property, and key industry contacts in an industry that is foreign to most. It is our expectation that these factors will set us apart from most of our competitors.

Forward-Looking Statements:

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to the application and enforcement of U.S. and state federal laws in the cannabis industry (including to the Company’s business activities and the business activities of some of its customers and counterparties), ability to attract new canna-business clientele, successfully implementing the Company’s growth strategy (including relating to the Company’s intention to create a nationally branded and vertically integrated chain of cannabis retail stores under the “Pineapple Express” name and anticipated development of Company-owned cultivation and processing facilities), dependence on key Company personnel, timing of the filing the Company’s Form 211 with FINRA and clearing related comments, obtaining approval for the Company’s common stock to be quoted on one of the three OTC Markets, changes in economic conditions, competition and other risks including, but not limited to, those described from in the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on January 23, 2018 (the “SEC”), and other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements except as may be required by law.

Company Contact:

Matthew Feinstein, Director

Pineapple Express, Inc.

Office: 877-310-PNPL